Exhibit 23.03

Consent of Independent Accountant

Zenvia Inc

The Cayman Islands

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2021, relating to the consolidated financial statements of One to One Engine Desenvolvimento e Licenciamento de Sistemas de Informática S.A., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO RCS Auditores Independentes S.S.

BDO RCS Auditores Independentes S.S.

São Paulo, Brazil

July 13, 2021